Exhibit (g)(3)

 Appendix "B"
 To
 Custodian Agreement
 Between
 The Chase Manhattan Bank, N.A. and Each of the Investment
 Companies Listed on Appendix "A" thereto

 Dated as of December 17, 1998

 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of August 1, 1994 (the "Custodian Agreement"):

 A. Additional Custodians:

 CUSTODIAN            PURPOSE
 Bank of New York     FICASH
                      FITERM
 B. Special Subcustodians:

 SUBCUSTODIAN         PURPOSE
 Bank of New York     FICASH
 Citibank, N.A.      Global Bond Certificates*

 C.  Foreign Subcustodians:

COUNTRY                     FOREIGN SUBCUSTODIAN                                  DEPOSITORY


Argentina                   Chase Manhattan Bank, N.A., Buenos Aires              Caja de Valores, S.A.

Australia                   The Chase Manhattan Bank,                             Austraclear Limited
                            Sydney
                                                                                  RITS

                                                                                  The Clearing House Electronic
                                                                                  Sub-register System

Austria                     Creditanstalt-Bankverein,                             Osterreichsche Kontrollbank
                            Vienna                                                Aktiengesellschaft (OEKB)

Bahrain                     British Bank of the Middle East, Manama               None

Bangladesh                  Standard Chartered Bank, Dhaka                        None
Belgium                     Generale Bank,                                        Caisse Interprofessionnelle
                            Brussels                                              de Depot et de Virement de
                                                                                  Titres (CIK)

                                                                                  Banque Nationale de Belgique

___________________
* Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series
  VIII:  Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment
  Trust:  Fidelity New Markets Income Fund.

Bermuda                     The Bank of Bermuda, Limited                          None
                            Hamilton

Botswana                    Barclays Bank of Botswana Ltd.,                       None
                            Gaborone

Brazil                      Citibank, N.A., Sao Paolo .                           Bolsa de Valores de Sao Paulo
                                                                                  (BOVESPA/CALISPA);
                                                                                  Rio de Janeiro Stock Exchange
                                                                                  (BVRJ)
                                                                                  Companhia Brasileira de Liquidacao
                                                                                  e Custodia

Bulgaria                    ING Bank, Sofia                                       Central Depository AD, Bulgarian
                                                                                  National Bank

Canada                      Canada Imperial Bank of Commerce,                     Canadian Depository for
                            Toronto                                               Securities Ltd. (CDS)

                            Royal Bank of Canada

Chile                       Chase Manhattan Bank, Santiago                        None

                            Citibank, N.A., Santiago

China-Shanghai              Hongkong & Shanghai Banking                           Shanghai Securities Central
                            Corp., Ltd., Shanghai                                 Clearing & Registration Corp.
                                                                                  (SSCCRC)

China-Shenzhen              Hongkong & Shanghai Banking                           Shenzhen Securities Central
                            Corp., Ltd., Shenzhen                                 Clearing Co (SSCC)

Colombia                    Cititrust Colombia S.A., Sociedad Fiduciaria,         Deposito Central de Valores
                            Bogota

Cyprus                      Barclays Bank PLC, Nicosia                            None

Czech Republic              Ceskoslovenska Obchodni Banka, A.S., Prague           Securities Center (SCP)

Denmark                     Den Danske Bank, Copenhagen                           Vaerdipapircentralen-VP Center

Ecuador                     Citibank, N.A., Quito                                 None

Egypt                       National Bank of Egypt, Cairo                         Misr for Clearing, Settlement and
                                                                                  Depository
                            Citibank, N.A., Cairo

Finland                     Merita Bank, Ltd.,                                    Central Share Register of
                            Helsinki                                              Finland (CSR)

France                      Banque Paribas, Paris                                 SICOVAM

Germany                     Dresdner Bank A.G., Frankfurt                         Deutsche Borse Clearing (DBC)

Ghana                       Barclays Bank of Ghana Ltd., Accra                    None

Greece                      Barclays Bank Plc, Athens                             The Central Securities Depository
                                                                                  (Apothetirio Titlon, A.E.)

                                                                                  Bank of Greece

Hong Kong                   Chase Manhattan Bank,                                 Central Clearing & Settlement
                            Hong Kong                                             System (CCASS)

                                                                                  The Central Money Markets Unit

Hungary                     Citibank Budapest Rt., Budapest                       Central Depository & Clearing House
                                                                                  (Budapest) Ltd. (KELER Ltd.)

India                       Deutsche Bank AG, Mumbai                              National Securities Depository
                                                                                  Limited (NSDL)

                            Hongkong & Shanghai Banking Corp. Ltd.,
                            Mumbai

Indonesia                   Hongkong & Shanghai Banking Corp. Ltd.,                None
                            Jakarta

                            Standard Chartered Bank, Jakarta

Ireland                     Bank of Ireland, Dublin                                The CREST System

                                                                                   Bank of Ireland Securities Settlement
                                                                                   Office

Israel                      Bank Leumi Le-Israel, B. M., Tel Aviv                  Tel Aviv Stock Exchange
                                                                                   (TASE) Clearinghouse Ltd.

Italy                       Bank Paribas, Milan                                    Monte Titoli S.p.A.

                                                                                   Banca d'Italia

Ivory Coast                 Societe Generale de Banques en
                            Cote d'Ivoire, Abidjan                                 None

Japan                       The Fuji Bank, Limited, Tokyo                          Japan Securities
                                                                                   Depository Center (JASDEC)

                                                                                   Bank of Japan

Jordan                      Arab Bank, PLC, Amman                                  None

Kenya                       Barclays Bank of Kenya Ltd., Nairobi                   None

Lebanon                     The British Bank of the Middle East (BBME)             Midclear

Luxembourg                  Banque Generale du Luxembourg                          None

Malaysia                    The Chase Manhattan Bank,                              Malaysian Central Depository
                            (M) Berhad, Kuala Lumpur                               Sdn. Bhd. (MCD)

Mauritius                   Hongkong & Shanghai Banking Corp. Ltd.,                Central Depository & Settlement Co.,
                            Port Louis                                             Ltd. (CDS)

Mexico                      Chase Manhattan Bank, Mexico, S.A.                     Institucion para el Deposito de
                                                                                   Valores-S.D. INDEVAL, S.A.
                                                                                   de C.V.

Morocco                     Banque Commerciale du Maroc,                           MAROCLEAR
                            Casablanca

Namibia                     Standard Bank Namibia Ltd., Windhoek                   None

Netherlands                 ABN-AMRO, Bank N.V.,                                   Nederlands Centraal Instituut
                            Amsterdam                                              voor Giraal Effectenverkeer
                                                                                   BV (NECIGEF); KAS Associatie,
                                                                                   N.V. (KAS)

New Zealand                 National Nominees Ltd., Auckland                       New Zealand Central Securities
                                                                                   Depository Limited (NZCSD)

Norway                      Den norske Bank ASA, Oslo                              Verdipapirsentralen, The Norwegian
                                                                                   Registry of Securities (VPS)

Oman                        British Bank of the Middle East, Muscat                Muscat Securities Market

Pakistan                    Citibank, N. A., Karachi                               Central Depository
                                                                                   Company of Pakistan (CDC)

                            Deutsche Bank AG, Karachi

Peru                        Citibank, N.A., Lima                                   Caja de Valores (CAVALI, S.A.)

Philippines                 Hongkong & Shanghai Banking                            The Philippines Central Depository,
                            Corp., Ltd., Manila                                    Inc.

Poland                      Bank Handlowy W. Warzawie, S.A., Warsaw                National Depository of Securities

Portugal                    Banco Espirito Santo e Commercial                      Central de Valores Mobiliaros
                            de Lisboa, S.A., Lisbon                                (Interbolsa)

                                                                                   The Central Treasury Bills Registrar

Romania                     ING Bank N.V., Bucharest                               National Company for Clearing,
                                                                                   Settlement & Depository
                                                                                   for Securities (SNCDD)

                                                                                   Bucharest Stock Exchange (BSE)

Russia                      Chase Manhattan Bank International,                    Rosvneshtorgbank (VTB)
                                            Moscow

                            Credit Suisse First Boston AO,
                            Moscow, a wholly-owned subsidiary of Credit Suisse
                            First Boston

Singapore                   Chase Manhattan Bank, Singapore                        Central Depository (Pte) Ltd. (CDP)

                            Standard Chartered Bank, Singapore

Slovak Republic             Ceskoslovenska Obchodna, Banka, A.S.                   Stredisko Cennych Papierov (SCP)
                            Bratislava

Slovenia                    Banka Creditanstalt D.D., Ljubljana                    Central Klirnisko Depotna Druzba
                                                                                   d.d. (KDD)

South Africa                Standard Bank of South Africa, Ltd.,                   The Central Depository Limited
                            Johannesburg

South Korea                 Hongkong & Shanghai Banking Corp., Ltd.                Korean Securities Depository
                            Seoul                                                  (KSD)

Spain                       Chase Manhattan Bank C.M.B., S.A.                      Servicio de Compensacion y
                            Madrid                                                 Liquidacion de Valores (SCLV)

                                                                                   Banco de Espana

Sri Lanka                   Hongkong & Shanghai Banking Corp. Ltd.,                Central Depository System
                            Colombo                                                (Pvt) Limited (CDS)

Swaziland                   Stanbic Bank Swaziland Limited, Mbabane                None

Sweden                      Skandinaviska Enskilda Banken, Stockholm               Vardepappercentralen,
                                                                                   The Swedish Central Securities
                                                                                   Depository

Switzerland                  Union Bank of  Switzerland,                           Schweizerische Effekten
                             Zurich                                                Giro A.G. (SEGA)

Taiwan                       Chase Manhattan Bank, Taipei                          Taiwan Securities Central
                                                                                   Depository Co., Ltd. (TSCD)

Thailand                     Chase Manhattan Bank, Bangkok                         Thailand Securities Depository
                                                                                   Company Limited (TSD)

Transnational                                                                      CEDEL, S.A. Luxembourg

                                                                                   The Euroclear System

Turkey                       Chase Manhattan Bank, Istanbul                        Takas ve Saklama A.S. (TvS)

                                                                                   Central Bank of Turkey

United Kingdom               Chase Manhattan Bank, London                          The CREST System
                             First Chicago NBD Corporation, London                 Central Gilts Office
                                                                                   Central Moneymarkets Office

Uruguay                      BankBoston, N.A., Montevideo                          None

Venezuela                    Citibank, N.A., Caracas                               None

Zambia                       Barclays Bank of Zambia Ltd., Lusaka                  Lusaka Stock Exchange

Zimbabwe                     Barclays Bank of Zimbabwe Ltd., Harare                None






       Each of the Investment Companies Listed on
       Appendix "A" to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios

       By:        /s/John Costello

       Name:      John Costello

       Title:     Asst. Treasurer